Exhibit 23.2

                       [Letterhead of Coopers & Lybrand]


CONSENT OF INDEPEDENT ACCOUNTANTS


We consent to the inclusion in this amendment to the registration statement on Form S-4 of our report dated May 22, 1997, on our audits of the financial statements of Durwood, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts".




/s/ Coopers & Lybrand L.L.P.

Kansas City, Missouri
July 17, 1997